Exhibit 10.1

DIAMEDICA THERAPEUTICS INC.
STOCK OPTION PLAN

Amended and Restated December 21, 2017

1.	The Plan

A stock option plan (the "Plan") pursuant to which options (hereinafter, an "Option" or "Options") to purchase common shares or such other shares or other securities as may be substituted therefor or may be acquired by a Participant (as defined in Section 6 hereof) upon the exercise of an Option the terms of which have been modified in accordance with section 15 below (collectively, the "Shares") in the capital of DiaMedica Therapeutics Inc. (the "Corporation") may be granted to the Participants is hereby established on the terms and conditions herein set forth.

2.	Purpose

The purpose of this Plan is to advance the interests of the Corporation by encouraging the directors, officers and key employees of the Corporation and consultants retained by the Corporation to acquire Shares, thereby:

(a)	increasing the proprietary interests of such persons in the Corporation;

(b)	aligning the interests of such persons with the interests of the Corporation's shareholders generally;

(c)	encouraging such persons to remain associated with the Corporation; and

(d)	furnishing such persons with an additional incentive in their efforts on behalf of the Corporation.

3.	Administration

(a)	This Plan shall be administered by the board of directors of the Corporation (the "Board").

(b)

Subject to the terms and conditions set forth herein, the Board is authorized to provide for the granting, exercise and method of exercise of Options, all on such terms as it shall determine in its sole discretion. In addition, the Board shall have the authority to:

(i)	construe and interpret this Plan and all option agreements entered into hereunder;
(ii)	prescribe, amend and rescind rules and regulations relating to this Plan; and
(iii)

make all other determinations necessary or advisable for the administration of this Plan. All determinations and interpretations made by the Board shall be binding on all Participants (as hereinafter defined) and on their legal, personal representatives and beneficiaries of the Participants.

(c)

Notwithstanding the foregoing or any other provision contained herein, the Board shall have the right to delegate the administration and operation of this Plan, in whole or in part, to a committee of the Board or to the President or any other officer of the Corporation. Whenever used herein, the term “Board” shall be deemed to include any committee or officer to which the Board has, fully or partially, delegated responsibilities and/or authority relating to the Plan or the administration and operation of the Plan pursuant to this section 3.

(d)

Options to purchase the Shares granted hereunder shall be evidenced by an agreement, signed on behalf of the Corporation and by the person to whom an Option is granted, which agreement shall be in such form as the Board shall approve, as amended from time to time by the Board.

4.	Shares Subject to Plan

(a)	Subject to section 15 below, the securities that may be acquired by Participants under this Plan shall consist of authorized but unissued common shares of the Corporation.

(b)

The aggregate number of Shares reserved for issuance under this Plan shall not exceed ten (10%) percent of the issued shares of the Corporation at the relevant time and the aggregate number of Shares reserved for issuance under any compensation or incentive mechanism or plan (including deferred share unit plans or employee stock option plans, if any) granted by the Corporation, including this Plan, shall not exceed ten (10%) percent of the issued shares of the Corporation at the relevant time.

(c)

If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, any unpurchased Shares to which such Option relates shall be available for the purposes of the granting of Options under this Plan.

5.	Maintenance of Sufficient Capital

The Corporation shall at all times during the term of this Plan ensure that the number of Shares it is authorized to issue shall be sufficient to satisfy the requirements of this Plan.

6.	Eligibility and Participation

(a)

The Board may from time to time, in its sole discretion, grant an Option to any Participant, upon such terms, conditions and limitations as the Board may determine, including the terms, conditions and limitations set forth herein and pursuant to the terms and conditions of an individual option agreement set forth as Schedule "A", provided that Options granted to any Participant shall be approved by the applicable shareholders of the Corporation if the rules of the TSX Venture Exchange (the “Exchange”) require such approval. A reduction in the exercise price of an Option previously granted to a Participant who is currently an Insider, as defined by the Exchange, shall receive approval from the disinterested shareholders of the Corporation.

(b)	The Board may, in its discretion, select any of the following Persons to participate in this Plan, provided that any such Person, at the time of issuance, was:

(i)	a member of the Board of the Corporation or any subsidiary of the Corporation;

(ii)	a senior officer of the Corporation or any subsidiary of the Corporation;

(iii)	an Employee of the Corporation, or any subsidiary of the Corporation;

(iv)	a Management Company Employee of the Corporation or any subsidiary of the Corporation; or

(v)	a Consultant retained by the Corporation or any subsidiary of the Corporation;

(vi)	a Consultant retained to carry out Investor Relations Activities for the Corporation.

Any such person having been selected for participation in this Plan by the Board is herein referred to as a "Participant". When such Participant is an Employee, Consultant or Management Company Employee, the Corporation represents that the Participant is a bona fide Employee, Consultant or Management Company Employee.

(c)	Where used herein:

"Consultant" means an individual (or a company controlled by such individual) who:

(i)	provides ongoing consulting services to the Corporation or any subsidiary of the Corporation under a written contract, and

(ii)	possesses technical, business or management expertise of value to the Corporation or any subsidiary of the Corporation, and

(iii)	spends a significant amount of time and attention on the business and affairs of the Corporation or any subsidiary of the Corporation; and

(iv)	has a relationship with the Corporation of any subsidiary of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation.

"Employee" means:

(i)	an individual who is considered an employee under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source); or

(ii)

an individual who works full time for the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii)

an individual who works for the Corporation on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction of the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source.

"Investor Relations Activities" means activities or oral or written communications, by or on behalf of the Corporation or a shareholder of the Corporation, that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

(i)	the dissemination of information provided, or records prepared, in the ordinary course of business of the Corporation:

a.	to promote the sale of products or services of the Corporation; or

b.	to raise public awareness of the Corporation,

that cannot reasonably be considered to promote the purchase or sale of securities of the Corporation;

(ii)	activities or communications necessary to comply with the requirements of:

a.	any and all securities laws applicable to the Corporation; or

b.	requirements of the Exchange or the by-laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Corporation;

(iii)

communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchaser of it, if:

a.	the communication is only through the newspaper, magazine or publication; and

b.	the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv)	activities or communications that may be otherwise specified by the Exchange.

"Management Company Employees" means individuals employed by a Person providing management services to the Corporation, which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding a Person engaged in Investor Relations Activities;

"Person" means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual, or an individual.

7.	Exercise Price

The Board shall, at the time an Option is granted under this Plan, fix the exercise price at which Shares may be acquired upon the exercise of such Option provided that the minimum exercise price shall not be less than the Discounted Market Price. The Discounted Market Price is the Market Price of the Shares, less a discount which shall not exceed 25% if the Market Price is $0.50 or less, 20% if the Market Price is from $0.51 to $2.00 and 15% if the Market Price is above $2.00. Where used herein " Market Price" means, subject to certain exceptions required by the rules of the Exchange, the last daily closing price of the Shares before either the issuance of the news release or the filing of a price reservation form (Form 4N) required to fix the price at which the securities are issued or deemed to be issued.

8.	Number of Optioned Shares

The number of Shares that may be acquired under an Option granted to a Participant shall be determined by the Board as at the time the Option is granted, provided that:

(a)

no more than 5% of the issued shares of the Corporation may be granted to any one Participant (not including a Consultant or an employee conducting investor relation activities) in any 12 month period (unless the Corporation has obtained disinterested shareholder approval within the meaning of Exchange policies);

(b)

Insiders (as defined by the Exchange) may not be granted more than ten percent (10%) of the total number of issued and outstanding Shares within a twelve (12) month period (calculated on a non-diluted basis);

(c)	at no time shall the number of Shares reserved for issuance under stock options granted to Insiders exceed 10% of the issued and outstanding Shares;

(c)	no more than 2% of the issued shares of the Corporation may be granted to any one Consultant in any 12 month period; and

(d)	no more than an aggregate of 2% of the issued shares of the Corporation may be granted to all persons employed in Investor Relations Activities, in any 12 month period.

9.	Term

The period during which an Option may be exercised (the "Option Period") shall be determined by the Board at the time the Option is granted, subject to any vesting limitations which may be imposed by the Board in its sole unfettered discretion at the time such Option is granted, provided that:

(a)

for a Participant other than a person employed in Investor Relations Activities, no Option shall be exercisable for a period exceeding ten (10) years from the date the Option is granted unless otherwise specifically provided by the Board and authorized by the Exchange, if applicable;

(b)

for a Participant employed in Investor Relations Activities, no Option shall be exercisable for a period exceeding twelve (12) months from the date the Option is granted, with no more than one-fourth (1/4) of the Options vesting in any three (3) month period;

(c)	the Option Period shall be automatically reduced in accordance with Sections 11 and 12 below upon the occurrence of any of the events referred to therein; and

(d)

no Option in respect of which shareholder approval is required under the rules of any Exchange shall be exercisable until such time as the Option has been approved by the shareholders of the Corporation.

If the end of the Option Period occurs during a Blackout Period applicable to the Participant, or within five business days after the expiry of a Blackout Period applicable to the relevant Participant, then the end of such Option Period for that Option will be the date that is the tenth business day after the expiry date of the Blackout Period. Where used herein “Blackout Period” means the period during which the relevant Participant is prohibited from exercising an Option due to trading restrictions imposed by the Corporation in accordance with its securities trading policies governing trades by Directors, Officers and Employees in the Corporation’s securities. The Blackout Period must be formally imposed by the Corporation pursuant to its internal trading policies as a result of the bona fide existence of undisclosed Material Information (as defined in applicable securities legislation), and the Blackout Period must expire upon the general disclosure of such undisclosed Material Information. The automatic extension of a Participant’s options will not be permitted where the Participant or the Corporation is subject to a cease trade order (or similar order under applicable securities laws) in respect of the Corporation’s securities.

10.     Method of Exercise of Option

(a)

Except as set forth in Sections 11 and 12 below or as otherwise determined by the Board, no Option may be exercised unless the holder of such Option is, at the time the Option is exercised, a Participant.

(b)	Options may be exercised in whole or in part and may be exercised on a cumulative basis where a vesting limitation has been imposed at the time of grant.

(c)	Any Participant (or his legal, personal representative) wishing to exercise an Option shall deliver to the Corporation, at its principal office in the City of Winnipeg, Manitoba:

(i)

a written notice expressing the intention of such Participant (or his or her legal, personal representative) to exercise his or her Option and specifying the number of Shares in respect of which the Option is exercised; and

(ii)	a cash payment, cheque or bank draft, representing the full purchase price of the Shares in respect of which the Option is exercised.

(d)

Upon the exercise of an Option as aforesaid, the Corporation shall use its reasonable efforts to forthwith deliver, or cause the registrar and transfer agent of the Shares to deliver, to the relevant Participant (or his or her legal, personal representative) or to the order thereof, a certificate representing the aggregate number of fully paid and non-assessable Shares as the Participant (or his or her legal, personal representative) shall have then paid for.

11.	Ceasing to be a Director, Officer, Employee or Consultant

If any Participant shall cease to be a member of the Board, senior officer, Employee, Management Company Employee or Consultant of the Corporation or any subsidiary of the Corporation for any reason other than death, permanent disability or normal retirement, his or her Option will terminate at 5:00 p.m. (Minneapolis time) on the earlier of the date of the expiration of the Option Period and:

(a)

for Participants other than those employed in Investor Relations Activities, 90 days after the date such Participant ceases to be a member of the Board, senior officer, Employee, Management Company Employee or Consultant of the Corporation, or any subsidiary of the Corporation; and

(b)	for Participants employed in Investor Relations Activities, 30 days after the date such Participant ceases to be employed in Investor Relations Activities.

If such cessation or termination is by reason of substantial breach or cause on the part of the Participant, the Options shall be automatically terminated forthwith and shall be of no further force or effect.

Neither the selection of any person as a Participant nor the granting of an Option to any Participant under this Plan shall

(c)

confer upon such Participant any right to continue as a director, senior officer, Employee, Management Company Employee or Consultant of the Corporation, or any subsidiary of the Corporation as the case may be, or

(d)

be construed as a guarantee that the Participant will continue as a member of the Board, senior officer, Employee, Management Company Employee or Consultant of the Corporation, or any subsidiary of the Corporation as the case may be.

12.	Death, Permanent Disability or Normal Retirement of a Participant

In the event of the death, permanent disability or normal retirement of a Participant, any Option previously granted to such Participant shall be exercisable until the end of the Option Period or until the expiration of 12 months or a period determined by the board, after the date of death, permanent disability or normal retirement of such Participant, whichever is earlier, and then, in the event of death or permanent disability, only:

(a)	by the Participant or person or persons to whom the Participant's rights under the Option shall pass by the Participant's Will or by applicable law; and

(b)	to the extent that the Participant was entitled to exercise the Option as at the date of his death or permanent disability.

13.	Rights of Participants

No person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a shareholder of the Corporation in respect of any Shares issuable upon exercise of such Option until such Shares have been paid for in full and issued to such person.

14.	Proceeds from Exercise of Options

The proceeds from any sale of Shares issued upon the exercise of Options shall be added to the general funds of the Corporation and shall thereafter be used from time to time for such corporate purposes as the Board may determine and direct.

15.	Adjustments

(a)

Notwithstanding any other provision of this Plan, in the event of any change in the outstanding Shares of the Corporation by reason of any stock dividend, split, recapitalization, reclassification, amalgamation, merger, consolidation, combination or exchange of Shares or distribution of rights to holders of Shares or any other form of corporate reorganization whatsoever, an equitable adjustment shall be made to any Options then outstanding and the exercise price in respect of such Options.

(b)

Adjustments under this section 15 shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under this Plan on any such adjustment.

16.	Transferability

All benefits, rights and Options accruing to any Participant in accordance with the terms and conditions of this Plan shall not be transferable or assignable except, where qualified, to a Registered Retirement or similar plan where the Participant is the annuitant thereof, or to a family trust controlled by the Participant. During the lifetime of a Participant, any Options granted hereunder may only be exercised at the direction of the Participant and in the event of the death or permanent disability of a Participant, by the person or persons to whom the Participants rights under the Option pass by the Participant's Will or by applicable law.

17.	Amendment and Termination of Plan

(a)	Subject to any specific limitations contained in the Plan, the Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate the Plan.

(b)

Notwithstanding subparagraph 17(a), the Board may not, without approval of the holders of a majority of the issued and outstanding equity securities of the Corporation present and voting in person or by proxy at a meeting of holders of such securities, amend the Plan or an Option to:

a.	increase the number of Shares reserved for issuance under the Plan;
b.	make any amendment that would reduce the Exercise Price of an outstanding Option granted to an Insider (including a cancellation and reissue of an Option to an Insider at a reduced Exercise Price);
c.

amend or delete section 9 to extend the term of any Option beyond the Option Period of the Option or, except as already contemplated under section 9, allow for the Option Period of an Option to be greater than 10 years;

d.

permit assignments, or exercises other than by the Participant, of Options beyond that contemplated by section 16, except for an amendment that would permit the assignment of an Option for estate planning or estate settlement purposes; and

e.	amend the Plan to provide for other types of compensation through equity issuance.

Pursuant to section 6(a) hereof, the amendments referred to at section 17(b)(b) shall require the approval of disinterested shareholders of the Corporation.

(c)	Without limiting the generality of subparagraph 17(a), the Board may make the following amendments to the Plan without obtaining shareholder approval:

a.

amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including without limitation Exchange policies or the rules of any national securities exchange or system on which the Shares are then listed or reported, or by any regulatory body having jurisdiction with respect thereto;

b.	making adjustments to outstanding Options in the event of certain corporate transactions;
c.	the addition of a cashless exercise feature, payable in cash or securities, whether or not such feature provides for a full deduction of the number of underlying securities from the Plan reserve;
d.	a change to the termination provisions of a security or the Plan which does not entail an extension beyond the original Option Period;
e.	amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan;
f.

amendments to the provisions of the Plan respecting the terms and conditions on which options may be granted pursuant to the Plan, including the provisions relating to the Subscription Price, the option period, and the vesting schedule;

g.

amendments in order to ensure that the Plan and the Options granted hereunder comply with applicable law from time to time, including without limitation requirements contained in the Income Tax Act (Canada), as amended; and

h.	amendments to the Plan that are of a “housekeeping nature”.

18.	Necessary Approvals

The obligation of the Corporation to issue and deliver Shares in accordance with this Plan is subject to applicable securities legislation and to the receipt of any approvals that may be required from any regulatory authority to stock exchange having jurisdiction over the securities of the Corporation. If Shares cannot be issued to a Participant upon the exercise of an Option (for any reason whatsoever) the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of such Option will be returned to the relevant Participant as soon as practicable.

19.	Stock Exchange Rules

This Plan and any option agreements entered into hereunder shall comply with the requirements from time to time of the Exchange.

20.	Right to Issue Other Shares

The Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, issuing further shares of any class of the Corporation, including, without limitation, Shares, varying or amending its share capital or corporate structure or conducting its business in any way whatsoever.

21.	Notice

Any notice required to be given by this Plan shall be in writing and shall be given by registered mail, postage prepaid or delivered by courier or by facsimile transmission addressed, if to the Corporation, at the principal address of its wholly owned subsidiary, DiaMedica USA Inc., in Minneapolis, Minnesota (being currently: Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, USA), Attention: The President; or if to a Participant, to such Participant at his or her address as it appears on the books of the Corporation or in the event of the address of any such Participant not so appearing then to the last known address of such Participant; or if to any other person, to the last known address of such person.

Gender

Whenever used herein words importing the masculine gender shall include the feminine and neuter genders and vice versa.

22.	Interpretation

This Plan will be governed by and construed in accordance with the laws of the Province of British Columbia, and the federal laws of Canada applicable therein.

DATED this 21st day of December, 2017.

DiaMedica Therapeutics Inc.

Per: /s/ Rick Pauls

Per: President and Chief Executive Officer